UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 28, 2007

Date of report (Date of earliest event reported)

BUCA, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-25721	41-1802364
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Nicollet Mall, Suite 5003 Minneapolis, Minnesota	55403
(Address of Principal Executive Offices)	(Zip Code)

Telephone Number: (612) 225-3400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 28, 2007, BUCA, Inc. (the “Company”) announced that the Securities and Exchange Commission (the “SEC”) simultaneously commenced and settled with the Company a lawsuit alleging violations of federal securities laws. The lawsuit and settlement relate to the SEC Enforcement Division’s investigation of certain accounting practices and other actions by former BUCA officials.

Pursuant to the terms of the Consent and Final Judgment filed with the Court for its approval, the Company agreed, without admitting or denying any wrongdoing, to be enjoined from future violations of the securities laws. The Company was not required to pay any monetary fine in connection with the settlement.

A copy of the press release announcing this settlement is being furnished as Exhibit 99.1 to this report and copies of the Consent and Final Judgment are being filed as Exhibits 99.2 and 99.3 to this report, each of which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release dated September 28, 2007
99.2	Consent of Defendant BUCA, Inc.
99.3	Final Judgment as to Defendant BUCA, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2007	BUCA, INC.
(Registrant)

	By	/s/ Richard G. Erstad
Richard G. Erstad
General Counsel and Secretary